UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report (date of earliest event reported): May 6, 2009


                                  Innovex, Inc.
                       -----------------------------------
             (Exact name of Registrant as Specified in its Charter)


                                    Minnesota
                       -----------------------------------
                 (State Or Other Jurisdiction Of Incorporation)


 000-13143                                              41-1223933
--------------------------------------      ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)

 3033 Campus Drive, Suite E180
 Plymouth, MN                                              55441
--------------------------------------      ------------------------------------
(Address Of Principal Executive Offices)                 (Zip Code)



                                 (763) 383-4000
                       -----------------------------------
               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 8 are not applicable and therefore omitted.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2009, the Compensation Committee of the Board of Directors of Innovex, Inc. (the "Company") granted Stephen S. Lai, the Company's Senior Vice President Worldwide Sales & Marketing, an option to purchase 225,000 shares of the Company's common stock. The option was granted outside of any shareholder approved equity plan and is a non-qualified option. The option has a ten year term and vests in three equal installments on the first, second and third anniversaries of the date of grant. The option has an exercise price of $0.22 per share, which was mean of the high and the low of the Company's common stock on May 6, 2009 as reported by the Pink Sheets. The option is subject in all respects to the terms and conditions of the stock option agreement attached as
Exhibit 10.1 to this Form 8-K and incorporated by reference into this Item 5.02.

ITEM 9.01     Financial Statements and Exhibits.

Exhibit No.   Description
-----------   -----------
10.1          Stock Option Agreement dated May 6, 2009 by and between Innovex,
              Inc. and Stephen S. Lai.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           INNOVEX, INC.

                                           By:  /s/ Randy L. Acres
                                               ---------------------------------
                                           Randy L. Acres
                                           Chief Financial Officer

Date:  May 12, 2009